Exhibit 10.1

AGREEMENT BY AND BETWEEN REGEN BIOPHARMA, INC. AND ZANDER THERAPEUTICS, INC. DATED SEPTEMBER 28, 2015

WHEREAS on June 23, 2015 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with Zander Therapeutics, Inc. (“Zander”) whereby Regen granted to Zander an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by Regen (“License IP”) for non-human veterinary therapeutic use for a term of fifteen years.

WHEREAS pursuant to 3.1.1. Of the Agreement Zander shall pay to Regen one-time, non-refundable, upfront payment of one hundred thousand US dollars ($100,000) as a license initiation fee (“Initiation Fee”)

WHEREAS Zander desires to cause to be issued to Regen 8,000,000 common shares of Entest Biomedical Inc. on or before September 30, 2015 in full satisfaction of Zander’s obligations pursuant to 3.1.1 of the Agreement

WHEREAS Regen is desirous of receiving 8,000,000 common shares of Entest Biomedical Inc. on or before September 30, 2015 in full satisfaction of Zander’s obligations pursuant to 3.1.1 of the Agreement

THEREFORE, IT IS AGREED AS FOLLOWS:

Zander shall cause to be issued to Regen 8,000,000 common shares of Entest Biomedical Inc. on or before September 30, 2015 in full satisfaction of Zander’s obligations pursuant to 3.1.1 of the Agreement

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

REGEN BIOPHARMA INC.	ZANDER THERAPEUTICS INC.

By: /s/ David Koos	By: /s/ David Koos

David R. Koos	David R. Koos
Chairman & CEO	Chairman & CEO